Exhibit 99.1

Match Group Reports Third Quarter 2020 Results
Dallas, TX—November 4, 2020—Match Group, Inc. (NASDAQ: MTCH; “Match Group” or “Company”) reported third quarter 2020 financial results today and separately posted a Letter to Shareholders on the Investor Relations section of its website at https://ir.mtch.com.
Q3 2020 HIGHLIGHTS
•Total revenue grew 18% over the prior year quarter to $640 million.
•Operating income was $200 million, an increase of 14% over the prior year quarter for an operating margin of 31%.
•Adjusted EBITDA was $249 million, an increase of 21% over the prior year quarter representing an Adjusted EBITDA margin of 39%.
•Average Subscribers increased 12% to 10.8 million, up from 9.6 million in the prior year quarter. ARPU was $0.62, an increase of 4% over the prior year quarter.
•Tinder Direct Revenue grew 15% year-over-year, driven by 16% Average Subscriber growth to 6.6 million, partially offset by a 1% decline in ARPU.
•Non-Tinder brands collectively grew Direct Revenue 23% year-over-year, driven by growth in ARPU of 13%, Average Subscribers of 7%, and contributions from non-subscriber one-to-many video revenue, which launched earlier this year.
•Year-to-date operating cash flow and free cash flow both grew 11%, to $519 million and $486 million, respectively.
Key Financial and Operating Metrics

(In thousands, except EPS and ARPU)	Q3 2020	Q3 2019	Change
Revenue	$639,770	$541,493	18%
Operating Income	$200,167	$175,236	14%
Operating Income Margin	31%	32%	(1.1) pt
Net earnings attributable to shareholders	$132,073	$108,474	22%
Diluted EPS(a)	$0.45	$0.52	(13)%
Adjusted EBITDA	$249,182	$205,215	21%
Adjusted EBITDA Margin	39%	38%	1.1 pt
Average Subscribers	10,796	9,612	12%
ARPU	$0.62	$0.59	4%
YTD Operating Cash Flow	$518,845	$468,255	11%
YTD Free Cash Flow	$486,469	$437,982	11%
______________________
(a)Weighted average basic and diluted shares outstanding for all periods prior to the separation of Match Group from IAC/InterActiveCorp (“IAC”) on June 30, 2020 reflect the share position of the Company formerly known as IAC/InterActiveCorp (“Former IAC”). See page 7 for additional information.
See reconciliations of GAAP to non-GAAP measures starting on page 9.

Revenue

(In thousands, except ARPU)	Q3 2020	Q3 2019	Change
Direct Revenue:
North America	$321,806	$268,863	20%
International	306,460	262,086	17%
Total Direct Revenue	628,266	530,949	18%
Indirect Revenue	11,504	10,544	9%
Total Revenue	$639,770	$541,493	18%

Average Subscribers
North America	5,112	4,695	9%
International	5,684	4,917	16%
Total Average Subscribers	10,796	9,612	12%

(Change calculated using non-rounded numbers)
ARPU
North America	$0.66	$0.62	8%
International	$0.58	$0.57	1%
Total ARPU	$0.62	$0.59	4%
Growth in North America Average Subscribers was primarily driven by Tinder, Hinge, BLK, and Chispa. Growth in International Average Subscribers was primarily driven by Tinder, with growth at Pairs and Meetic also contributing. North America ARPU increased primarily due to increased purchases of à la carte features at Tinder, Hinge, and PlentyofFish, as well as optimized pricing at Hinge.
Operating Costs and Expenses

(In thousands)	Q3 2020	% of Revenue	Q3 2019	% of Revenue	Change
Cost of revenue	$169,823	27%	$138,225	26%	23%
Selling and marketing expense	129,859	20%	113,581	21%	14%
General and administrative expense	88,961	14%	68,668	13%	30%
Product development expense	39,280	6%	36,609	7%	7%
Depreciation	11,221	2%	8,533	2%	32%
Amortization of intangibles	459	—%	641	—%	(28)%
Total operating costs and expenses	$439,603	69%	$366,257	68%	20%
Total operating costs and expenses increased 20% in total dollars and 1% as a percentage of revenue. Cost of revenue increased primarily due to an increase of in-app purchase fees and partner-related costs associated with one-to-many video. Total selling and marketing expense increased due to higher marketing spend to take advantage of favorable marketing rates available in the current environment. General and administrative expense increased primarily due to increased stock-based compensation due to a modification charge, and increased headcount, partially offset by reductions in travel expenditures. Product development expense increased due to increased engineering-related headcount at Tinder.
Liquidity and Capital Resources
For the nine months ended September 30, 2020, we generated operating cash flow attributable to continuing operations of $519 million and Free Cash Flow of $486 million.
As of September 30, 2020, the Company had $399 million in cash and cash equivalents and $3.5 billion of long-term debt, including $1.7 billion of Exchangeable Senior Notes. The Company’s $750 million revolving credit facility was undrawn as of September 30, 2020. The following table sets forth the trailing twelve-month leverage and trailing twelve-month leverage excluding the Exchangeable Senior Notes on a gross and net basis:

	March 31, 2020	June 30, 2020	September 30, 2020
Trailing twelve-month leverage
Gross basis	4.8x	4.8x	4.5x
Net basis	3.8x	4.6x	4.0x

Trailing twelve-month leverage excluding the Exchangeable Senior Notes
Gross basis	2.7x	2.7x	2.6x
Net basis	1.7x	2.6x	2.1x
Income Taxes
In the third quarter of 2020 and 2019, Match Group recorded an income tax provision from continuing operations of $24 million and $1 million, for effective tax rates of 15% and 1%, respectively. The tax rate in both quarters benefited from excess tax benefits generated by the exercise or vesting of stock-based awards.
Conference Call
Match Group will audiocast a conference call to answer questions regarding its third quarter financial results on Thursday, November 5, 2020 at 8:30 a.m. Eastern Time. This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Match Group’s business. The live audiocast will be open to the public on Match Group’s investor relations website at https://ir.mtch.com.

GAAP FINANCIAL STATEMENTS
MATCH GROUP CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(In thousands, except per share data)
Revenue	$639,770	$541,493	$1,739,862	$1,504,091
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	169,823	138,225	462,570	385,114
Selling and marketing expense	129,859	113,581	345,150	327,132
General and administrative expense	88,961	68,668	236,484	187,135
Product development expense	39,280	36,609	124,979	113,563
Depreciation	11,221	8,533	30,284	25,578
Amortization of intangibles	459	641	7,262	1,464
Total operating costs and expenses	439,603	366,257	1,206,729	1,039,986
Operating income	200,167	175,236	533,133	464,105
Interest expense	(43,189)	(38,993)	(131,485)	(99,990)
Other (expense) income, net	(1,923)	2,788	19,341	3,838
Earnings from continuing operations, before tax	155,055	139,031	420,989	367,953
Income tax (provision) benefit	(23,568)	(1,240)	(7,257)	6,746
Net earnings from continuing operations	131,487	137,791	413,732	374,699
Earnings (loss) from discontinued operations, net of tax	508	21,981	(366,070)	44,849
Net earnings	131,995	159,772	47,662	419,548
Net loss (earnings) attributable to noncontrolling interests	586	(31,228)	(59,680)	(88,842)
Net earnings (loss) attributable to Match Group, Inc. shareholders	$132,581	$128,544	$(12,018)	$330,706

Net earnings per share from continuing operations:
Basic	$0.51	$0.60	$1.69	$1.63
Diluted	$0.45	$0.52	$1.53	$1.42
Net earnings (loss) per share attributable to Match Group, Inc. shareholders:
Basic	$0.51	$0.71	$(0.06)	$1.82
Diluted	$0.46	$0.63	$(0.10)	$1.60

Basic shares outstanding	260,744	182,154	209,113	181,624
Diluted shares outstanding	289,950	193,151	225,399	194,140

Stock-based compensation expense by function:
Cost of revenue	$1,007	$919	$3,143	$2,860
Selling and marketing expense	1,402	1,199	3,844	3,925
General and administrative expense	26,870	10,854	48,385	33,915
Product development expense	8,056	7,833	25,275	30,117
Total stock-based compensation expense	$37,335	$20,805	$80,647	$70,817

MATCH GROUP CONSOLIDATED BALANCE SHEET

	September 30, 2020	December 31, 2019

	(In thousands)
ASSETS
Cash and cash equivalents	$398,884	$465,676
Accounts receivable, net	199,682	116,459
Other current assets	139,593	97,850
Current assets of discontinued operations	—	3,028,079
Total current assets	738,159	3,708,064

Property and equipment, net	106,006	101,065
Goodwill	1,252,715	1,239,839
Intangible assets, net	226,126	228,324
Deferred income taxes	236,500	192,496
Other non-current assets	110,586	64,232
Non-current assets of discontinued operations	—	2,830,783
TOTAL ASSETS	$2,670,092	$8,364,803

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$16,347	$20,191
Deferred revenue	240,954	218,843
Accrued expenses and other current liabilities	230,894	182,250
Current liabilities of discontinued operations	—	588,896
Total current liabilities	488,195	1,010,180

Long-term debt, net	3,521,092	2,889,626
Income taxes payable	13,147	30,295
Deferred income taxes	17,721	18,285
Other long-term liabilities	70,258	26,158
Non-current liabilities of discontinued operations	—	447,414

Redeemable noncontrolling interest	2,240	44,527

Commitment and contingencies

SHAREHOLDERS’ EQUITY
Common stock	264	—
Former IAC common stock	—	263
Former IAC class B convertible common stock	—	16
Additional paid-in capital	7,296,618	11,683,799
Retained (deficit) earnings	(8,631,705)	1,689,925
Accumulated other comprehensive loss	(108,111)	(136,349)
Treasury stock	—	(10,309,612)
Total Match Group, Inc. shareholders’ equity	(1,442,934)	2,928,042
Noncontrolling interests	373	970,276
Total shareholders’ equity	(1,442,561)	3,898,318
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,670,092	$8,364,803

MATCH GROUP CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
	2020	2019

	(In thousands)
Cash flows from operating activities attributable to continuing operations:
Net earnings from continuing operations	$413,732	$374,699
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Stock-based compensation expense	80,647	70,817
Depreciation	30,284	25,578
Amortization of intangibles	7,262	1,464
Deferred income taxes	(6,594)	(26,184)
Other adjustments, net	57,042	22,912
Changes in assets and liabilities
Accounts receivable	(87,920)	(68,557)
Other assets	(26,132)	3,251
Accounts payable and other liabilities	18,281	45,711
Income taxes payable and receivable	5,315	(6,006)
Deferred revenue	26,928	24,570
Net cash provided by operating activities attributable to continuing operations	518,845	468,255
Cash flows from investing activities attributable to continuing operations:
Net cash used in business combinations	—	(3,759)
Capital expenditures	(32,376)	(30,273)
Purchases of investments	(9,115)	—
Net cash distribution related to Separation of IAC	(3,870,550)	—
Other, net	(93)	1,071
Net cash used in investing activities attributable to continuing operations	(3,912,134)	(32,961)
Cash flows from financing activities attributable to continuing operations:
Borrowings under the Credit Facility	20,000	40,000
Proceeds from Senior Notes offerings	1,000,000	350,000
Proceeds from Exchangeable Notes offerings	—	1,150,000
Principal payments on Credit Facility	(20,000)	(300,000)
Principal payments on Senior Notes	(400,000)	—
Purchase of exchangeable note hedges	—	(303,428)
Proceeds from issuance of warrants	—	166,520
Debt issuance costs	(13,517)	(27,815)
Proceeds from stock offering	1,421,801	—
Proceeds from issuance of common stock pursuant to stock-based awards	79,528	—
Withholding taxes paid on behalf of employees on net settled stock-based awards of Former Match Group and Match Group	(211,958)	(167,183)
Purchase of Former Match Group treasury stock	(132,868)	(175,736)
Purchase of noncontrolling interests	(15,827)	—
Other, net	(15,188)	(25)
Net cash provided by financing activities attributable to continuing operations	1,711,971	732,333
Total cash (used in) provided by continuing operations	(1,681,318)	1,167,627
Net cash provided by operating activities attributable to discontinued operations	13,630	220,511
Net cash used in investing activities attributable to discontinued operations	(963,420)	(374,333)
Net cash used in financing activities attributable to discontinued operations	(110,959)	(196,803)
Total cash used in discontinued operations	(1,060,749)	(350,625)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	725	(2,534)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(2,741,342)	814,468
Cash, cash equivalents, and restricted cash at beginning of period	3,140,358	2,133,685
Cash, cash equivalents, and restricted cash at end of period	$399,016	$2,948,153

MATCH GROUP EARNINGS PER SHARE
Weighted average basic and diluted shares outstanding for all periods prior to the separation of Match Group from IAC on June 30, 2020 reflect the share position of Former IAC multiplied by the separation exchange ratio of 2.1584.
The following tables set forth the computation of the basic and diluted earnings per share attributable to Match Group shareholders:

	Three Months Ended September 30,
	2020		2019
	Basic	Diluted	Basic	Diluted

	(In thousands, except per share data)
Numerator
Net earnings from continuing operations	$131,487	$131,487	$137,791	$137,791
Net loss (earnings) attributable to noncontrolling interests	586	586	(29,317)	(29,317)
Impact from subsidiaries’ dilutive securities	—	(395)	—	(7,334)
Net earnings from continuing operations attributable to Match Group, Inc. shareholders	$132,073	$131,678	$108,474	$101,140

Earnings from discontinued operations, net of tax	$508	$508	$21,981	$21,981
Net earnings attributable to noncontrolling interests of discontinued operations	—	—	(1,911)	(1,911)
Impact from subsidiaries’ dilutive securities of discontinued operations	—	—	—	(8)
Net earnings from discontinued operations attributable to shareholders	508	508	20,070	20,062
Net earnings attributable to Match Group, Inc. shareholders	$132,581	$132,186	$128,544	$121,202

Denominator
Weighted average basic shares outstanding	260,744	260,744	182,154	182,154
Dilutive securities	—	29,206	—	10,997
Denominator for earnings per share—weighted average shares	260,744	289,950	182,154	193,151

Earnings per share:
Earnings per share from continuing operations	$0.51	$0.45	$0.60	$0.52
Earnings per share from discontinued operations, net of tax	$—	$—	$0.11	$0.10
Earnings per share attributable to Match Group, Inc. shareholders	$0.51	$0.46	$0.71	$0.63

	Nine Months Ended September 30,
	2020		2019
	Basic	Diluted	Basic	Diluted

	(In thousands, except per share data)
Numerator
Net earnings from continuing operations	$413,732	$413,732	$374,699	$374,699
Net earnings attributable to noncontrolling interests	(59,999)	(59,999)	(78,124)	(78,124)
Impact from subsidiaries’ dilutive securities	—	(9,823)	—	(20,107)
Net earnings from continuing operations attributable to Match Group, Inc. shareholders	$353,733	$343,910	$296,575	$276,468

(Loss) earnings from discontinued operations, net of tax	$(366,070)	$(366,070)	$44,849	$44,849
Net loss (earnings) attributable to noncontrolling interests of discontinued operations	319	319	(10,718)	(10,718)
Impact from subsidiaries’ dilutive securities of discontinued operations	—	(240)	—	(67)
Net (loss) earnings from discontinued operations attributable to shareholders	(365,751)	(365,991)	34,131	34,064
Net (loss) earnings attributable to Match Group, Inc. shareholders	$(12,018)	$(22,081)	$330,706	$310,532

Denominator
Weighted average basic shares outstanding	209,113	209,113	181,624	181,624
Dilutive securities	—	16,286	—	12,516
Denominator for earnings per share—weighted average shares	209,113	225,399	181,624	194,140

Earnings per share:
Earnings per share from continuing operations	$1.69	$1.53	$1.63	$1.42
(Loss) earnings per share from discontinued operations, net of tax	$(1.75)	$(1.62)	$0.19	$0.18
(Loss) earnings per share attributable to Match Group, Inc. shareholders	$(0.06)	$(0.10)	$1.82	$1.60
MATCH GROUP COMPONENTS OF INTEREST EXPENSE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(In thousands)
Credit Facility, Term Loan, and Senior Notes	$25,203	$22,672	$78,284	$68,575
Exchangeable Senior Notes	17,986	16,321	53,201	31,415
Total Match Group interest expense	$43,189	$38,993	$131,485	$99,990

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
MATCH GROUP RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	(Dollars in thousands)
Net earnings (loss) attributable to Match Group, Inc. shareholders	$132,581	$128,544	$(12,018)	$330,706
Add back:
Net (loss) earnings attributable to noncontrolling interests	(586)	31,228	59,680	88,842
(Earnings) loss from discontinued operations, net of tax	(508)	(21,981)	366,070	(44,849)
Income tax provision (benefit)	23,568	1,240	7,257	(6,746)
Other expense (income), net	1,923	(2,788)	(19,341)	(3,838)
Interest expense	43,189	38,993	131,485	99,990
Operating Income	200,167	175,236	533,133	464,105
Stock-based compensation expense	37,335	20,805	80,647	70,817
Depreciation	11,221	8,533	30,284	25,578
Amortization of intangibles	459	641	7,262	1,464
Adjusted EBITDA	$249,182	$205,215	$651,326	$561,964

Revenue	$639,770	$541,493	$1,739,862	$1,504,091
Operating income margin	31%	32%	31%	31%
Adjusted EBITDA margin	39%	38%	37%	37%
MATCH GROUP RECONCILIATION OF OPERATING CASH FLOW ATTRIBUTABLE TO CONTINUING OPERATIONS TO FREE CASH FLOW

	Nine Months Ended September 30,
	2020	2019

	(In thousands)
Net cash provided by operating activities attributable to continuing operations	$518,845	$468,255
Capital expenditures	(32,376)	(30,273)
Free Cash Flow	$486,469	$437,982

MATCH GROUP RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE, EXCLUDING FOREIGN EXCHANGE EFFECTS

(Dollars in thousands, except ARPU)	Three months ended September 30,
	2020	Change	% Change	2019
Revenue, as reported	$639,770	$98,277	18%	541,493
Foreign exchange effects	(3,085)
Revenue Excluding Foreign Exchange Effects	$636,685	$95,192	18%	$541,493

(Change calculated using non-rounded numbers, rounding differences may occur)
ARPU, as reported	$0.62		4%	$0.59
Foreign exchange effects	0.00
ARPU, excluding foreign exchange effects	$0.62		4%	$0.59

International ARPU, as reported	$0.58		1%	$0.57
Foreign exchange effects	(0.01)
International ARPU, excluding foreign exchange effects	$0.57		—%	$0.57

(Dollars in thousands, except ARPU)	Nine Months Ended September 30,
	2020	Change	% Change	2019
Revenue, as reported	$1,739,862	$235,771	16%	$1,504,091
Foreign exchange effects	16,370
Revenue Excluding Foreign Exchange Effects	$1,756,232	$252,141	17%	$1,504,091

(Change calculated using non-rounded numbers, rounding differences may occur)
ARPU, as reported	$0.60		2%	$0.58
Foreign exchange effects	0.00
ARPU, excluding foreign exchange effects	$0.60		3%	$0.58

International ARPU, as reported	$0.55		(1)%	$0.56
Foreign exchange effects	0.01
International ARPU, excluding foreign exchange effects	$0.56		—%	$0.56

DILUTIVE SECURITIES
Match Group has various tranches of dilutive securities. The table below details these securities and their potentially dilutive impact (shares in millions; rounding differences may occur).

	Average. Exercise Price	10/30/2020
Share Price		$116.78
Absolute Shares		266.0

Vested Options
Match Group Options	$13.32	2.4
Match Group Options, converted from Former IAC Options	$23.40	2.9
Total Dilution - Vested Options		5.2
Unvested Options and Awards
Match Group Options	$20.41	1.9
Match Group RSUs and subsidiary denominated equity awards		4.8
Total Dilution - Unvested Options and Awards		6.7
Outstanding Warrants
Warrants expiring on January 1, 2023 (11.8 million outstanding)	$68.22	4.9
Warrants expiring on September 15, 2026 (6.6 million outstanding)	$134.76	—
Warrants expiring on April 15, 2030 (6.8 million outstanding)	$134.82	—
Total Dilution - Outstanding Warrants		4.9

Total Dilution		16.9
% Dilution		6.0%
Total Diluted Shares Outstanding		282.8
The dilutive securities presentation above is calculated using the methods and assumptions described below; these are different from GAAP dilution, which is calculated based on the treasury stock method.
Options — The table above assumes the option exercise price is used to repurchase Match Group shares.
RSUs and subsidiary denominated equity awards — The table above assumes RSUs are fully dilutive. All performance-based and market-based awards reflect the expected shares that will vest based on current performance or market estimates. The table assumes no change in the fair value estimate of the subsidiary denominated equity awards from the values used for GAAP purposes at September 30, 2020.
Exchangeable Senior Notes — The Company has three series of Exchangeable Senior Notes outstanding. In the event of an exchange, each series of Exchangeable Senior Notes can be settled in cash, shares, or a combination of cash and shares. At the time of each Exchangeable Senior Notes issuance, the Company purchased call options with a strike price equal to the exchange price of each series of Exchangeable Senior Notes (“Note Hedge”), which can be used to offset the dilution of each series of the Exchangeable Senior Notes. No dilution is reflected in the table above for any of the Exchangeable Senior Notes, of which only the 2022 Exchangeable Senior Notes are currently exchangeable, because it is the Company’s intention to settle the Exchangeable Senior Notes with cash equal to the face amount of the notes; any shares issued would be offset by shares received upon exercise of the Note Hedge.
Warrants — At the time of the issuance of each series of Exchangeable Senior Notes, the Company also sold warrants for the number of shares with the strike prices reflected in the table above. The cash generated from the exercise of the warrants is assumed to be used to repurchase Match Group shares and the resulting net dilution, if any, is reflected in the table above.

PRINCIPLES OF FINANCIAL REPORTING
Match Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Revenue Excluding Foreign Exchange Effects, all of which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). The Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow measures are among the primary metrics by which we evaluate the performance of our business, on which our internal budget is based and by which management is compensated. Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing the performance of our business without the effect of exchange rate differences when compared to prior periods. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments, which we describe below, between the GAAP and non-GAAP measures. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, as applicable. We believe Adjusted EBITDA is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. The above items are excluded from our Adjusted EBITDA measure because they are non-cash in nature. Adjusted EBITDA has certain limitations because it excludes certain expenses.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Free Cash Flow is defined as net cash provided by operating activities from continuing operations, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash and we think it is of utmost importance to maximize cash – but our primary valuation metric is Adjusted EBITDA.
Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of revenue excluding foreign exchange effects in addition to reported revenue helps improve the ability to understand Match Group’s performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group’s core operating results.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of stock options, RSUs, performance-based RSUs and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, the Company remits the required tax-withholding amounts from its current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names and technology, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
DEFINITIONS
Direct Revenue - is revenue that is received directly from end users of our products and includes both subscription and à la carte revenue.
Indirect Revenue - is revenue that is not received directly from end users of our products, substantially all of which is advertising revenue.
Subscribers - are users who purchase a subscription to one of our products. Users who purchase only à la carte features are not included in Subscribers.
Average Subscribers - is the number of Subscribers at the end of each day in the relevant measurement period divided by the number of calendar days in that period.
Average Revenue per Subscriber (“ARPU”) - is Direct Revenue from Subscribers in the relevant measurement period (whether in the form of subscription or à la carte) divided by the Average Subscribers in such period and further divided by the number of calendar days in such period. Direct Revenue from users who are not Subscribers and have purchased only à la carte features is not included in ARPU.
Leverage on a gross basis - is calculated as principal debt balance divided by Adjusted EBITDA for the period referenced.
Leverage on a net basis - is calculated as principal debt balance less cash and cash equivalents divided by Adjusted EBITDA for the period referenced.

OTHER INFORMATION
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on November 5, 2020, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are “forward looking statements.” The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: competition, our ability to maintain user rates on our higher monetizing dating products, our ability to attract users to our dating products through cost-effective marketing and related efforts, foreign currency exchange rate fluctuations, our ability to distribute our dating products through third parties and offset related fees, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, risks relating to certain of our international operations and acquisitions, certain risks relating to our relationship with IAC post-separation, the impact of the outbreak of COVID-19 coronavirus, and the risks inherent in separating Match Group from IAC, including uncertainties related to, among other things, the costs and expected benefits of the proposed transaction, any litigation arising out of or relating to the transaction, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of Match Group. Certain of these and other risks and uncertainties are discussed in Match Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match Group does not undertake to update these forward-looking statements.
About Match Group
Match Group (NASDAQ: MTCH), through its portfolio companies, is a leading provider of dating products available globally. Our portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase our users’ likelihood of finding a meaningful connection. Through our portfolio companies and their trusted brands, we provide tailored products to meet the varying preferences of our users. Our products are available in over 40 languages to our users all over the world.
Contact Us
Lance Barton
Match Group Investor Relations
(212) 314-7400
Justine Sacco
Match Group Corporate Communications
(212) 445-5088
Match Group
8750 North Central Expressway, Dallas, TX 75231, (214) 576-9352 https://mtch.com